                                                                     EXHIBIT 4.9

             EMPLOYEES' PROFIT-SHARING PLAN OF
             THE BANK OF NEW YORK COMPANY, INC.



SECTION 1.  Definitions.

          (1)   "Act" shall  mean  the  Employee  Retirement

Income Security Act of 1974.

          (2)   "Annual Addition" means the sum for any Plan

Year  of   (a) Contributing  Company   contributions,  (b) a

Participant's voluntary  contributions  and  (c) forfeitures allocated to  the Participant  under this Plan and any other defined contribution  plan maintained  by the  Company or  a

Subsidiary.

          (3)   "Board of  Directors of  the Company"  shall

mean (a) the  Board of  Directors  of  the  Company  or  the

Executive  Committee  of  the  Board  of  Directors  of  the

Company, and  (b) other than with respect to the termination

of  the   Plan  or   amendments  of  the  Plan  which  would

(i) significantly reduce or increase benefits under the Plan or (ii) have  a material  financial impact  on the Plan, the

Pension Committee of the Board of Directors of the Company.

          (4)   "Code" shall  mean the Internal Revenue Code

of 1986, as amended.

          (5)  The "Company" shall mean The Bank of New York

Company, Inc.

          (6)   "Committee" shall mean the Committee consti-

tuted to administer the Plan as set forth in Section 9.

          (7)   "Compensation" shall  mean the regular fixed

basic salary received from the Company or a Subsidiary by an




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

Employee during  a Plan  Year, including the amount, if any,

by which the regular fixed basic salary is reduced (a) under the terms  of The  Bank of  New York  Company, Inc. Benefits

Plus Plan  and (b) on  account of  a contribution made by an

Employee under  this Plan,  but exclusive  of profit-sharing distributions under  this Plan  and other  special payments.

In no event shall Compensation for purposes of the Plan, for any Plan  Year after  December 31, 1993, exceed $150,000, as adjusted for  increases in  the cost  of living  pursuant to

Section 401(a)(17) of the Code.

          (8)   "Continuous  Service"  means  an  Employee's

period of  uninterrupted service  with the Company or a Sub-

sidiary commencing  as of  the date  he completes  his first

Hour of Service (either when initially employed or following a One-Year  Break in  Service), and  ending when he incurs a

Severance from Service.  Service with a corporation which is a Subsidiary  or with  a division  of the  Company or a Sub-

sidiary prior  to the  date  such  corporation  or  division became a  Subsidiary or  a division  shall,  except  to  the

extent  provided   by  the   Committee  on   a  uniform  and

nondiscriminatory basis for similarly situated employees, be

excluded  from  Continuous  Service.    Notwithstanding  the

foregoing,  Continuous   Service  shall   also  include  the

following service  as if  such service were with the Company or a Subsidiary:

               (i)   service of  employees  of  Irving  Bank

            Corporation and the "Company" (as such term is defined in the Cash Supplementary Compensation

            Plan of Irving Trust Company and its Affiliates)

            with   Irving    Bank   Corporation    and   its

            subsidiaries prior  to the  "Effective Time" (as

            such term  is defined  in the Agreement and Plan

            of Merger,  dated as  of October 7, 1988, by and

            among Irving  Bank Corporation,  the Company and

            XYZ Corporation);

               (ii)    service of employees of Barclays Bank

            PLC ("Barclays")  and Barclays  Bank of New York

            ("BBNY") who  become Employees  on the  "Closing

            Date",  as  defined  in  Section 7.7(a)  of  the

            Purchase and  Assumption Agreement,  dated as of

            June 17, 1992, among Barclays, BBNY and The Bank

            of  New  York  (without  regard  to  the  second

            sentence  of   subsection  (iii)  thereof)  with

            Barclays,  BBNY   or  its  or  their  affiliates

            (including periods  of employment with any other

            employer which  are taken into account under the

            Barclays Bank PLC USA Staff Pension Plan); and

                (iii)   service  of  employees  of  National

            Community  Bank   of   New   Jersey   (and   its

            predecessors) prior  to the "Effective Time", as

            defined in  the Agreement  and Plan  of  Merger,

            dated as  of January 29,  1993, by and among the

            Company,   B.N.Y.    Holdings    (New    Jersey)

            Corporation and National Community Banks, Inc.

          (9)     "Contributing  Company"   shall  mean  the

Company, and each of its Subsidiaries which adopts and joins in the Plan by resolution of its Board of Directors with the consent of the Board of Directors of the Company.

           (10)  "Employee" means any person who is employed

by and  receives compensation  from the  Company or  a  Sub-

sidiary.   For purposes  of this  subsection, any Subsidiary

which was  a "Company"  (as such term is defined in the Cash

Supplementary Compensation  Plan of Irving Trust Company and

its  Affiliates)  shall  be  deemed  to  be  a  Contributing

Company.

           (11)  "Hour of Service" means each hour for which

an Employee  is directly  or indirectly  paid or entitled to payment by  the Company  or a Subsidiary for the performance of duties.

           (12)   "Income" for  any year shall mean the con-

solidated net  income of  the  Company  for  such  year,  as reported to  stockholders, but  adjusted to  exclude (a) the net income determined according to its usual accounting pro-

cedures, of  any subsidiary  which  is  not  a  Contributing

Company, and (b) the deduction of consolidated contributions

to the  Plan.   Such consolidated  income shall  be  further

adjusted to exclude to the extent, if any, determined by the

Board of  Directors of  the  Company  (i) the  deduction  of interest on  any debt  obligation issued  by a  Contributing

Company after  December 31, 1971  and (ii) unusual  or  non-

recurring items of income and expense.

            (13)    "One-Year  Break  in  Service"  means  a

12 consecutive-month period  commencing as  of the  date  an

Employee incurs  a Severance  from Service  during which  he does not  accrue an  Hour of  Service; provided, however, an

Employee shall  not incur  a One-Year  Break in  Service  on account of  (i) an authorized  leave of  absence approved by the Committee  pursuant to  uniform rules  adopted by it, or

(ii) a period of service with the Armed Forces of the United

States  of  America,  provided  that  the  Employee  resumes employment with  the Company  or  a  Subsidiary  immediately following the  end of  the leave of absence or, with respect to military service, within the time prescribed by law.

           (14)   "Participant" shall  mean any Employee who

becomes a  Participant in  the Plan  as set  forth  in  Sec-

tion 2(2).

           (15)   "Plan" shall  mean the  Employees' Profit-

Sharing Plan of The Bank of New York Company, Inc.

           (16)   "Plan Year"  means the twelve-month period

beginning on  January 1 and  ending on December 31 and shall also be  the limitation  year for purposes of Section 415 of the Code.

          (17)  "Profit-Sharing Contribution" shall mean for

any Plan  Year an  amount equal  to the lesser of (i) 10% of

Income or  (ii) 15% of the Compensation of all Employees for

whom a  contribution is made; provided, however, such amount shall be reduced by the amount, if any, necessary to prevent the potential allocation for any Participant under Section 4 from exceeding $30,000 (or such higher amount to which

$30,000 has  been adjusted pursuant to Section 415(d) of the

Code to reflect increases in the cost of living), determined on the  basis that  any such  Participant does  not  make  a voluntary contribution  under Section 5  for such Plan Year.

To the  extent a  reimbursement by a Contributing Company of any expenses  incurred by  the Plan  is treated as a contri-

bution for  purposes of  the  Internal  Revenue  Code,  such reimbursement shall not be considered to be a Profit-Sharing

Contribution.

           (18)   "Prior Plan" shall mean any profit-sharing

plan qualified  under Section  401(a) of  the Code  which is replaced by a Contributing Company with this Plan.

           (19)   "Section 16 Person" shall mean a person so

designated by the Committee, from time to time.

          (20)  "Severance from Service" means a termination

of service  which occurs  on the  earlier of (i) the date an

Employee quits,  retires, is discharged or dies, or (ii) the first anniversary  of an  Employee's absence from employment with the  Company or  a Subsidiary  on account  of a  reason other than  those set  forth in  (i),  or  (iii) solely  for

determining  whether   a  One-Year   Break  in  Service  has

occurred, the first anniversary of the first day of a period in which an Employee remains absent from employment with the

Company or  a Subsidiary  due to  maternity  absence.    For

purposes of this Section, "maternity absence" means a period during which an Employee is absent from work for any period by reason of the pregnancy of the Employee, for placement of a child with the Employee in connection with the adoption of such child  by such  Employee, or for the purposes of caring for such  child for a period beginning immediately following such pregnancy, birth, or placement.

           (21)   "Subsidiary" shall  mean any  corporation,

whether organized  under the Banking Law of the State of New

York or  some other  statute, in  which  the  Company  owns,

directly or indirectly, stock possessing at least 80% of the voting power  of all  classes of stock regularly entitled to vote for the election of directors.

           (22)   "Total Disability"  shall mean a condition

which would  entitle the  Participant  to  collect  benefits under a Company-sponsored long-term disability plan upon the expiration of any required waiting period under such plan.

          (23)  "Trustee" shall mean The Bank of New York as

trustee for the Plan.

          (24)  "Trust Fund" shall mean the fund held by the

Trustee to  which all contributions to the Plan will be made and out  of which  all benefits  of the  Plan will  be paid.

"Fund" shall  mean Fund A,  Fund B,  Fund C,  or  Fund D  as described in Section 7(4).

           (25)   "Trust Indenture"  shall  mean  the  Trust

Indenture between the Company and the Trustee.

           (26)   "Value" of a Participant's interest in the

Trust Fund, on any date, shall be the value of such interest on the last day of the month coincident with or immediately preceding such date, determined pursuant to general rules established by the Committee.


SECTION 2.  Eligibility.

          (1)   Each Employee  who was  eligible to become a

Participant  on  December 31,  1988  shall  continue  to  be eligible to  become a  Participant.  Each other Employee who is in  the service  of a  Contributing Company  shall become eligible to be a Participant as of the date he has completed one year of Continuous Service.

          If any  Employee incurs  a Severance  from Service

but accrues an Hour of Service prior to incurring a One-Year

Break in  Service, the  period of  absence  from  employment shall constitute  Continuous Service.  If an Employee incurs

five  consecutive   One-Year  Breaks  in  Service  prior  to

accruing two  years of  Continuous Service,  all  Continuous

Service shall  be disregarded.   With respect to an Employee

who commenced  employment prior  to January 1, 1983, and who is not a Participant as of such date, the determination of a year of  Continuous  Service  for  the  12-consecutive-month computational period  (i.e., the  period beginning as of the later of  the date  or latest  anniversary of  the date  the

Employee commenced service with the Company or a Subsidiary)

ending during  1983 shall  be determined  in accordance with either the  Plan provisions  in effect  prior to  or  as  of

January 1, 1983,  whichever yields  the greatest  accrual of

Continuous Service.

          Notwithstanding any  other provision  of this Plan

to the  contrary, an  Employee (i) who  is compensated on an hourly basis  (excluding hourly  employees who  are partici-

pants or members of a Prior Plan), (ii) who is included in a unit of  employees covered by a collective bargaining agree-

ment for  which retirement benefits were the subject of good faith bargaining between employee representatives and a Con-

tributing Company, (iii) who is hired by a real estate agent to perform  maintenance  and  operational  services  on  any

Contributing Company's  premises, or  (iv) who is  initially employed by  and principally assigned to an office of a Con-

tributing Company located outside of the United States shall not be eligible to participate in the Plan.

          (2)  In each Plan Year during which the Plan shall

be continued, each Employee eligible to become a Participant shall become  a Participant as to the amount to be allocated to him  for such Plan Year under the provisions of the Plan.

However, each  such Employee  may elect not to become a Par-

ticipant as to one-half of the amount allocated to him under

Section 4(1) for  the Plan  Year.   To make this election in

any Plan  Year, an Employee shall complete and return to the

Committee  a   form  furnished   for  that  purpose  by  the

Committee.   Each electing  Employee shall  receive  a  cash

payment directly  from his employer equal to one-half of the amount allocated  to him  under Section 4(1)  for  the  Plan

Year.   In addition,  each Employee  shall  receive  a  cash

payment directly from his employer equal to the excess, if any, of (i) one-half of the amount allocated to him under

Section 4(1) for  the Plan Year, reduced by any cash payment

paid  to   him  under   the  preceding  provisions  of  this

Section 2(2), over  (ii) $7,000 (or  such higher  amount  as adjusted pursuant  to  Section  402(b)(5)  of  the  Code  to reflect increases in the cost of living).

          (3)   Each eligible  Employee shall  become a Par-

ticipant for  such Plan Year pursuant to this subsection, if but only  if, (i) he  is in  the service  of a  Contributing

Company for  all of  such Plan  Year, or  (ii) he is  in the service of  both a Contributing Company and a Subsidiary for

all of  such Plan  Year.   Each  Employee  (or  his  estate)

eligible to  become a  Participant in  any year who does not become a  Participant by  reason of his death or his retire-

ment during  such year shall receive a cash payment directly from his  employer equal to the amount which would have been allocated to him for such Plan Year had he become a Partici-

pant.   The amount  of each such cash payment shall be based

on the Compensation received by him during such Plan Year.

          Notwithstanding the  preceding paragraph  of  this

Section 2(3), an  eligible Employee  shall not become a Par-

ticipant for  any Plan  Year if  such Employee was initially employed by  a Subsidiary  or a  division of  a Contributing

Company which  does not  participate in  the Plan, except to the extent  determined by  the Committee  on a  uniform  and nondiscriminatory basis  for similarly  situated  employees.

In  addition,  an  eligible  Employee  shall  not  become  a

Participant for  a Plan Year if such Employee is an officer-

level employee  who participates  in any  sales incentive or commission  plan  of  the  Company,  except  to  the  extent

determined   by    the   Committee    on   a   uniform   and

nondiscriminatory basis for similarly situated employees.

          Notwithstanding   anything   contained   in   this

Section 2(3) to  the  contrary,  if  the  employment  of  an eligible Employee  is transferred  to a  Subsidiary which is

not  a   Contributing  Company   or  to   a  division  of  a

Contributing Company which does not participate in the Plan,

the Committee may provide for the continued participation in the  Plan  of  such  eligible  Employee  on  a  uniform  and nondiscriminatory basis for similarly situated employees.

          (4)(a)   Notwithstanding anything  in Section 2(2)

to the  contrary, the amount of the Elective Deferral by any

Highly Compensated  Employee shall  be limited to the extent necessary so that the Average Actual Deferral Percentage for all Participants  who are  Highly Compensated Employees does not exceed the greater of:

          (i)   The Average  Actual Deferral  Percentage for

       the Plan  Year for  Participants who  are not  Highly

       Compensated Employees, multiplied by 1.25; or

            (ii)  The Average Actual Deferral Percentage for

       the Plan  Year for  Participants who  are not  Highly

       Compensated  Employees,   multiplied  by   two   (2),

       provided, that the Average Actual Deferral Percentage

       for participants who are Highly Compensated Employees
       does  not   exceed  the   Average   Actual   Deferral

       Percentage  for   Participants  who  are  not  Highly

       Compensated Employees by more than two (2) percentage

       points.

          (b)   If both  tests in  (a) above  would  not  be

satisfied in  any Plan  Year, the  Committee shall  make the following adjustments,  proportionately for each Participant

who  is   a  Highly  Compensated  Employee,  to  the  extent

necessary so that one of the tests will be satisfied:

          (i)   first,  reduce  the  Participant's  Elective

       Deferral for the Plan Year; and

             (ii)   second, pay to the Participant in cash a

       portion of  the Elective  Deferral, adjusted  for any

       gain or loss allocable thereto for the Plan Year.

          The Committee shall make the foregoing adjustments

only for  each  Highly  Compensated  Employee  whose  Actual

Deferral Percentage does not satisfy the tests in (a) above,

determined as  if such  Participant  were  the  only  Highly

Compensated Employee.

          (c)    For  purposes  of  this  Section 2(4),  the

following definitions shall apply:

          (i)   "Actual Deferral  Percentage" shall mean the

       ratio  (expressed   as  a   percentage)  of  Elective

       Deferrals on  behalf of  the Participant for the Plan

       Year to  the Participant's  Compensation for the Plan

       Year.

            (ii)  "Average Actual Deferral Percentage" shall

       mean the  average (expressed  as a percentage) of the

       Actual Deferral  Percentage of  the Participants in a

       group.

           (iii)    "Elective  Deferral"  shall  mean,  with

       respect to the amount under Section 2(2) above that a

       Participant may  elect to receive in cash, the amount

       that the Participant defers.

             (iv)   "Highly Compensated Employee" shall mean

       any individual  described in  Section 414(q)  of  the

       Code.


SECTION 3.  Profit-Sharing Contribution.

          (1)   The amount  of the  Profit-Sharing Contribu-

tion, less  the amount  of direct  cash payments pursuant to

Section 2(2) above, shall be paid into the Trust Fund.  Each

Contributing Company  shall contribute out of its current or accumulated earnings  or profits (hereinafter referred to as

"Earnings") that  portion of the Profit-Sharing Contribution

allocated to  its Employees  under Section 4.   In the event

that any  Contributing Company  has insufficient Earnings to make all  or a part of its required contribution, each other

Contributing Company  having sufficient  Earnings shall con-

tribute for  the Employees employed by the Contributing Com-

pany having  such insufficient  Earnings that portion of its

Earnings (adjusted  for the  contributions made on behalf of its Employees) which the prevented contribution bears to the total Earnings of all Contributing Companies having such

Earnings (adjusted  for all  contributions made by each such

Contributing Company  on behalf  of its  own Employees).  In any Plan Year in which the Contributing Companies are filing consolidated Federal  income tax  returns as  members of the same affiliated  group, the  Boards of Directors of the Con-

tributing Companies may, by resolutions adopted prior to the end of  their fiscal  years, apportion  any  such  prevented contribution among one or more of the Contributing Companies having sufficient  earnings in  some other way.  In no event shall a  Profit-Sharing Contribution  be made  to the  Trust

Fund to the extent it is not deductible under Section 404 of the Code.

          (2)   The  determination  of  the  amount  of  the

Profit-Sharing Contribution  for any  Plan Year, as approved by the  Board of  Directors of  the Company and certified by the appropriate  officer of  the Company  to the  Committee,

shall be  final and  conclusive upon all persons at any time having any interest in the Plan.

          (3)   Within sixty days after the end of each Plan

Year during  which the  Plan shall  be continued,  each Con-

tributing Company  shall contribute  its respective share of the Profit-Sharing Contribution payable to the Trust Fund.


SECTION 4.  Allocation of Profit-Sharing Contribution.

          (1)   The Profit-Sharing Contribution for any Plan

Year shall be allocated among the Participants (including persons described in the second sentence of the first para-

graph and  in the  third paragraph  of Section 2(3))  in the proportion that  the Compensation  of each  such Participant during such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

          (2)  If any Participant shall receive Compensation

from more  than one  Contributing Company, the amount of his compensation shall be deemed to be the aggregate thereof for the purpose of determining the allocation to be made to him.

          (3)   If any  Employee shall  become  eligible  to

become a  Participant during  the course of any Plan Year as provided in  Section 2(1), his  Compensation for  such  Plan

Year shall  be deemed to be the Compensation received by him in such  Plan Year  after he became so eligible for the pur-

pose of  determining the  amounts to be allocated to him for such Plan Year.

          (4)  For purposes of determining the Participant's

share in  the part  of the  Profit-Sharing Contribution paid into the  Trust Fund, references in subsections (1), (2) and

(3) of this Section to the Compensation of a Participant who

has  made   the  election   pursuant  to  subsection (2)  of

Section 2 shall  mean one-half  of the Compensation received by him  during such  Plan Year  after he  became eligible to participate in the Plan.


SECTION 5.  Voluntary Contributions; Rollover Contributions.

          (1)   Each Participant  who has an interest in the

Trust Fund  may elect from time to time on a revocable basis to make  voluntary contributions under the Plan in an amount equal to  between 1%  and  10%  of  Compensation  (in  whole percentages only)  by payroll  deduction, or  may make  such

contributions  from   time  to  time  in  lump-sum  amounts;

provided,   however,    that   the    aggregate    voluntary

contributions by  any Participant  under the  Plan shall not exceed 10% of his Compensation for all years during which he is a Participant in the Plan or any Prior Plan.  An election to make  voluntary contributions by payroll deductions shall be made  on  a  form  furnished  for  that  purpose  by  the

Committee,   authorizing   regular   deductions   from   the

Participant's salary  payments, and designating (in integral multiples of  25%) of  such  voluntary  contributions  which shall be  invested in  Funds A, B,  C and D (as described in

Section 7(4)).  In no event shall any voluntary contribution made by a Participant be subject to forfeiture.1

          (2)  Amounts deducted from the Compensation of any

Participant pursuant to subsection (1) of this Section shall be transferred  on a  bi-weekly basis  to the  Trustee to be held in Trust, subject to the provisions of the Trust Inden-

ture, for  the account  of such  Participant.   Amounts con-

tributed in lump-sum by any Participant shall be held by his

____________________

       1This Section  was amended in its entirety, effective

       as of May 1, 1994.

employer and  paid over  in the same manner as contributions made by payroll deduction.

          (3)(a)   Notwithstanding anything  in Section 5(1)

to the  contrary, the  amount of  voluntary contributions by

Highly Compensated  Employees shall be limited to the extent necessary so  that the  Average Contribution  Percentage for all Participants  who are  Highly Compensated Employees does not exceed the greater of:

          (i)   The Average  Contribution Percentage for the

       Plan  Year   for  Participants  who  are  not  Highly

       Compensated Employees, multiplied by 1.25; or

           (ii)  The Average Contribution Percentage for the

       Plan  Year   for  Participants  who  are  not  Highly

       Compensated  Employees,   multiplied  by   two   (2),

       provided, that  the Average  Contribution  Percentage

       for Participants who are Highly Compensated Employees

       does not  exceed the  Average Contribution Percentage

       for  Participants  who  are  not  Highly  Compensated

       Employees by more than two (2) percentage points.

          (b)   If both  tests in  (a) above  would  not  be

satisfied in  any Plan  Year, the  Committee shall  make the following adjustments,  proportionately for each Participant

who  is   a  Highly  Compensated  Employee,  to  the  extent

necessary so that one of the tests will be satisfied:

          (i)   first, reduce  the  Participant's  voluntary

       contributions for the balance of the Plan Year; and

             (ii)   second, pay to the Participant in cash a

       portion of  the voluntary contributions, adjusted for

       any gain or loss allocable thereto for the Plan Year.

          The Committee shall make the foregoing adjustments

only for  each Highly  Compensated  Employee  whose  Average

Contribution Percentage  does not  satisfy the  tests in (a)

above, determined  as if  such  Participant  were  the  only

Highly Compensated Employee.

          (c)    For  purposes  of  this  Section 5(3),  the

following definitions shall apply:

          (i)   "Average Contribution Percentage" shall mean

       the average  (expressed as a percentage), of the Con-

       tribution Percentages of the Participants in a group.

             (ii)   "Contribution Percentage" shall mean the

       ratio (expressed  as a  percentage), of the voluntary

       contributions pursuant  to Section 5(1),  made by the

       Participant for  the Plan  Year to  the Participant's

       Compensation for the Plan Year.

           (iii)   "Highly  Compensated Employee" shall mean

       any individual  described in  Section 414(q)  of  the

       Code.

          (4)   An Employee  who (a) is eligible to become a

Participant or  would be eligible to become a Participant if he had  completed one  Year of Continuous Service (as deter-

mined in accordance with the provisions of Section 2(1)) and

(b) has had  distributed to  him any portion of his interest in a plan which meets the requirements of Section 401(a) of the Code (the "Qualified Plan") may, in accordance with pro-

cedures approved  by the  Committee,  transfer  all  or  any portion of  the distribution  from the Qualified Plan to the

Plan provided the following conditions are met:

          (i)   the distribution  from the Qualified Plan is

       (or was)  an "eligible  rollover distribution" within

       the meaning of Section 402(c)(4) of the Code;

             (ii)   the transfer  is made  directly from the

       Qualified Plan,  or occurs  on or before the 60th day

       following his  receipt of  the distribution  from the

       Qualified Plan  or, if  such  distribution  had  pre-

       viously been  deposited in  an individual  retirement

       account (as  defined in Section 408 of the Code), the

       transfer occurs  on or  before the 60th day following

       his  receipt   of  such  distribution  plus  earnings

       thereon from the individual retirement account;

           (iii)   the  transfer is  made in  cash  or  cash

       equivalents; and

            (iv)  the amount transferred does not exceed the

       portion of  the distribution  he  received  from  the

       Qualified Plan which is includible in gross income as

       determined in  accordance with  Section 402(c)(2)  of

       the Code; such amount may include the proceeds of the

       sale of  any property  received in  the  distribution

       pursuant to  Section 402(c)(6)  of the Code, plus any

       earnings accrued during the period, if any, in which the amount was held in an individual retirement account.

The Committee shall develop such procedures, and may require such information  from such Employee desiring to make such a transfer, as  it deems  necessary or  desirable to determine that the  proposed transfer  will meet  the requirements  of

this Section.   Until  such Employee  completes one  year of

Continuous Service,  he shall  be deemed a Participant under the Plan except for purposes of Sections 2(2), 2(3), 2(4), 4

and 5.   The amount  transferred pursuant to this subsection

shall be  fully vested  and nonforfeitable  at all times and shall be  invested in  Fund A, Fund B, Fund C and Fund D, as described in  Section 7(4), as designated by the Employee on a form  furnished by  the Committee  for  this  purpose  (in integral multiples of 25%) at the time the transfer is made.

          (5)   Notwithstanding anything  in Section 2(2) or

Section 5(1)  to the  contrary, in no event shall the sum of

(i) the Average Actual Deferral Percentage for the Plan Year

for Participants  who are  Highly Compensated  Employees and

(ii) the   Average    Contribution   Percentage    for   the

Participants who  are Highly  Compensated  Employees,  after applying the  provisions of  Sections 2(4) and  5(3), exceed

the  "aggregate   limit"  as  such  term  is  defined  under

regulations prescribed  by the  Secretary of the Treasury or his delegate under Section 401(m) of the Code.  In the event the aggregate  limit is  exceeded for  any  Plan  Year,  the

Contribution Percentages of Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit  in accordance  with the procedure set forth

in Section 5(3).   For  purposes of  this Section,  "Average

Actual   Deferral    Percentage",   "Average    Contribution

Percentage", "Highly Compensated Employee" and "Contribution

Percentage"  shall   each  have  the  same  meaning  as  the

corresponding term is defined in Sections 2(4) and 5(3).

SECTION 6.       Limitation   on    Annual   Additions   and

Contributions.

          (1)   The total  of the Annual Additions allocated

to any  Participant's account  in any  Plan Year  shall  not exceed the  lesser of  (i) $30,000 or  such higher amount to which such  sum has been adjusted pursuant to Section 415(d)

of the  Code to  reflect increases in the cost of living, or

(ii) twenty-five percent  (25%) of  such Participant's total compensation for such Plan Year.

          (2)   In the event that it is determined that, but

for the  limitations contained  in Section 6(1),  the Annual

Additions allocated  to a Participant's account for any Plan

Year would be in excess of the limitations contained herein,

such Annual  Additions shall be reduced to the extent neces-

sary to  bring such  Annual Additions within the limitations contained in Section 6(1) in the following order:

          (a)   any voluntary contributions by a Participant

       to his  account which  are included  in  such  Annual

       Additions shall be returned to such Participant;

          (b)   if such voluntary contributions are not suf-

       ficient  to  reduce  such  Annual  Additions  to  the

       limitations  contained   herein,  such  Participant's

       allocable   share   of   a   Contributing   Company's

       contribution for  the Plan  Year in question shall be

       reduced.

          (3)   If, and to the extent that the amount of any

Participant's allocable  share of  a Contributing  Company's contribution is reduced in accordance with the provisions of

Section 6(2),  the   amount  of   such  reduction  shall  be

allocated among  the remaining  Participants in  the  manner provided in Section 4(1).


SECTION 7.  Trust Fund.

          (1)     The  Company  shall  enter  into  a  Trust

Indenture providing for the administration of the Trust Fund by The  Bank of  New York  as Trustee.  The Trust Fund shall consist of  the contributions  of the Contributing Companies and any  voluntary contributions  of the  Participants, with the income thereon, less payments made therefrom.  The Trust

Indenture may  provide for  the commingling of contributions from other  plans, including  plans of  other employers,  so long as  the said  Indenture requires that all such plans be qualified under Section 401(a) of the Code, that all of such plans are  qualified under  the said Section 401(a), and the

Trust  is  administered  in  such  manner  that  it  remains

qualified under  Section 501(a)  of the  Code.    The  Trust

Indenture shall  provide that  the Trustee  may appoint such agent or  agents to  act on its behalf as the Trustee should determine are  necessary  to  comply  with  any  statute  or regulation affecting  the  Plan  or  its  operation,  or  to otherwise assist it in performing its duties.

          (2)    If  any  Contributing  Company  replaces  a

profit-sharing plan  with this  Plan, the assets held in the trust of  the replaced  plan, including  assets held for the benefit of  employees whose  employment was terminated while entitled to  a benefit  under the  replaced plan  and  their beneficiaries, shall  be transferred to the Trust Fund.  The

Trustee shall  then make  payment from  the  Trust  Fund  of benefits to  such persons  pursuant  to  the  terms  of  the replaced plan.

          (3)  The Trustee shall invest amounts in the Trust

Fund, except  to the extent as provided in subsection (4) of this Section,  in whatever  investments it  may in  its sole

discretion deem  advisable.   At least annually, the Trustee

shall determine the fair market value of the Trust Fund, and shall report such value to the Committee.  The increases and decreases of  the Trust  Fund  shall  be  allocated  propor-

tionately among  the accounts  of all  Participants  in  the ratio which  each such  Participant's account  bears to  the aggregate of all such accounts.

          (4)   The Trustee  shall segregate  the Trust Fund

into  four   Funds:    Fund A  invested  largely  in  equity

securities; Fund B invested in income securities; Fund C invested in short term securities, including but not limited to certificates  of deposit, commercial paper and securities of the United States Treasury; and Fund D invested in Common

Stock of  the Company.   The  Trustee may  invest all or any

part of  each Fund  in the securities of open-end or closed-

end investment  companies,  the  investments  of  which  are similar to  those as  described for  the investment  of each

Fund.  Each Participant shall designate, on a form furnished by the  Committee  for  this  purpose,  the  proportion  (in integral multiples  of 25%)  of contributions  made  by  the

Company for such year which shall be invested in Funds A, B,

C and D  provided, however,  that if  such Participant  is a

Section 16  Person, such  Participant must  also comply with such rules  and regulations  as the Committee may adopt from time to time.

          At  least   thirty  calendar  days  prior  to  any

valuation date,  a Participant  may designate  once  in  any twelve-month period,  on a  form furnished  by the Committee for this  purpose, the  proportion (in integral multiples of

25%) of  his balance in each Fund which shall be transferred to, and  invested in,  any other  Fund or  Funds,  provided,

however, that if such Participant is a Section 16 Person and such designation  is with  respect to a transfer into or out of Fund D, such Participant must also comply with such rules and regulations  as the  Committee may  adopt from  time  to time.

          On the  written direction  of the  Committee,  the

Trustee shall make loans from the Trust Fund to participants pursuant to the terms and conditions of Section 8(9), below.

All promissory  notes for such loans shall constitute assets of the Trust Fund and shall be held in a separate fund known

as  the   "Loan  Fund".     The   Trustee  shall   have   no

responsibility with  respect to  the holding, investment, or administration of  the  Loan  Fund,  except  to  follow  the written directions of the Committee.

          (5)   Before each  meeting of  the shareholders of

the Company, the Company shall provide each Participant with a copy of the proxy material relating to his interest in the shares of Common Stock of the Company in Fund D allocable to his account,  together with  a form  containing confidential instructions to  the Trustee  on how to vote the full shares of Common  Stock which  such interest  represents.  Upon re-

ceipt of such instructions on or prior to the date set forth in the  instruction form, the Trustee shall vote such shares of Common  Stock as  instructed.  The Trustee shall have the right to vote, in person or by proxy, at its discretion, any

Common Stock  for which  voting instructions  shall not have been timely  received, together with any fractional interest of Participants in shares of Common Stock.


SECTION 8.  Payments from the Trust Fund.

          (1)   Payments from the Trust Fund of the Value of

a Participant's interest shall be made by the Trustee upon the direction of the Committee in accordance with the provisions of this Section 8.

          (2)(a)   The Value  of a Participant's interest in

the Trust  Fund shall  become payable  upon the  date of his retirement or  death and  shall be  paid to  him (or  in the event of  his death,  to such person as he shall have desig-

nated as his beneficiary, or if he shall have made no desig-

nation as hereinafter provided, to his estate) by one of the following methods, in accordance with the election made on a form furnished  by the  Committee for  this purpose  of  the

Participant, his  beneficiary or his estate, as the case may be:

          (i)   In a  lump sum  as soon as practicable or in

       the Plan Year succeeding the Plan Year of his retire-

       ment or death; or

           (ii)  In a series of regular annual installments,

       as nearly  equal in  amount as  is possible,  over  a

       period of  time not exceeding ten years (or, if less,

       his life  expectancy) from the date of his retirement

       or other  severance of  employment or five years from

       the date of his death.

          (2)(b)   A Participant  shall have  a fully-vested

and nonforfeitable  interest at  all times in the Trust Fund attributable to  Profit-Sharing Contributions  allocated  to

him pursuant  to Section 4.   In  the event  a Participant's

employment is  terminated other than by retirement or death,

he shall be paid the Value of his interest in the Trust Fund in a lump sum as soon as practicable. Notwithstanding the foregoing, if  the value  of a  Participant's interest  upon retirement or  termination of  employment exceeds $3,500, no distribution of  such interest  shall be  made prior  to the

Participant's  normal   retirement   age   (the   date   the

Participant  attains   age  65)  without  the  Participant's

written consent.

          Notwithstanding any  provision of  the Plan to the

contrary, with  respect to  any Participant  who becomes  an employee of Key Banks, Inc. (or a subsidiary) on the closing date of  the purchase  agreement between the Company and Key

Banks, Inc.  covering the  sale of certain branch offices of

the  Company,   including  a  Participant  who  subsequently

becomes an  employee of  St. Lawrence Bank (or a subsidiary)

on or  about June 30, 1984, pursuant to a purchase agreement between Key  Banks, Inc. and St. Lawrence Bank, the Value of such Participant's  interest in  the  Trust  Fund  shall  be transferred by  the Trustee  to the  trustee of  the  profit sharing plan  maintained by  Key Banks, Inc. or St. Lawrence

Bank, as  applicable, as  soon as  practicable following the closing date  of the  purchase agreement between the Company and Key  Banks, Inc.  Any such transfer shall be in cash, in

United States Government obligations, or in a combination of cash and United States Government obligations.  With respect to any  such Participant  who has  a balance in Fund D, such

Participant may  elect instead  to receive  his  balance  in

Fund D in shares of the Company's Common Stock at the same time as his remaining Value in the Trust Fund is transferred as provided above.

          (2)(c)   The  distribution  of  the  Participant's

balance in Fund D shall be made as follows:

          (i)   Except as  provided in clause (ii) below, in

       shares of  Common Stock  of the  Company  unless  the

       Participant elects  at least  ten days  prior to  the

       date the  distribution is to be made or commenced, on

       a form  furnished by  the Committee for this purpose,

       to have such balance distributed in cash; and

             (ii)   If the  distribution is  being made as a

       result of the Participant's death, in cash unless the

       Participant's beneficiary  or estate  elects at least

       ten days  prior to the date the distribution is to be

       made  or  commenced,  on  a  form  furnished  by  the

       Committee for  this purpose,  to  have  such  balance

       distributed in shares of Common Stock of the Company.

          If  a   Participant's   balance   in   Fund D   is

distributed    in    accordance    with    clause (ii)    of

subsection (2)(a) above  other than  in  cash,  each  annual installment of  shares of Common Stock of the Company (other than the  last installment)  must consist  of  at  least  10 shares.

          (2)(d)   Notwithstanding anything contained in the

Plan to  the contrary,  in the event a Participant continues in employment  after the  end of  the calendar year in which the  Participant  attains  age  70 1/2,  the  value  of  the

Participant's interest  in the  Trust Fund  shall be paid to the Participant,  no later than April 1 of the next calendar year in  accordance with  a method of distribution permitted under subsection  2(a) elected  by the Participant on a form furnished by  the  Committee  for  this  purpose;  provided,

however, that  if a  timely election  is  not  made  by  the

Participant, such  payment shall  be made in a lump sum.  In succeeding calendar  years, the  value of  the Participant's interest in  the Trust  Fund as  of the end of the preceding calendar year shall be paid to the Participant no later than

December 31 of  such succeeding calendar year, in accordance with the method of distribution then in effect.

          (2)(e)  If a distribution is one to which Sections

401(a)(11) and  417 of  the Code  do not apply, such distri-

bution may  be made or commenced less than 30 days after the notice required  under Section  1.411(a)-11(c) of the Income

Tax Regulations is given, provided that:

          (i)  the Committee clearly informs the Participant

       that the  Participant has  a right  to a period of at

       least 30 days  after receiving the notice to consider

       the  decision   of  whether   or  not   to  elect   a

       distribution  (and,   if  applicable,   a  particular

       distribution option), and

             (ii)   the  Participant,  after  receiving  the

       notice, affirmatively elects a distribution.

          (3)   Benefit payment  shall be made or shall com-

mence no later than 60 days after the close of the Plan Year in which a Participant dies, retires or terminates employ-

ment, except  that a  Participant (or  in the  event of  his death, his  designated beneficiary or if none is designated,

his estate)  may elect  in writing  to have benefit payments made or  commence no  later than  the end  of the  Plan Year following the  Plan Year  in which  such  Participant  dies,

retires or terminates employment; provided, however, that in no event  shall benefit  payments be  made or commence later than April 1  of the  calendar year  following the  calendar year in which the Participant attains age 70 1/2. All or any part of  any amounts  held by  the Trustee  for distribution pursuant to  clause (i) of  subsection (2)(a) above,  in the calendar year succeeding the date of the Participant's death or retirement  shall remain  in the  Trust Fund and shall be treated in the same manner as a Participant's interest until

so  distributed.    Any  amount  held  by  the  Trustee  for

distribution pursuant  to clause (ii)  of  subsection (2)(a)

above, shall  remain in  the Trust Fund, shall be treated in the same  manner as  a Participant's  interest and  shall be paid in  regular  annual  installments  in  accordance  with general rules  established by the Committee until the amount so held is exhausted.

          (4)   In the  event of hardship, a Participant may

apply in  writing to the Committee for the immediate payment of all  or part of his interest in the Trust Fund.  For pur-

poses of  this subsection,  "hardship" means  immediate  and heavy financial  need  of  the  Participant  on  account  of

(a) expenses   for    medical   care    (as   described   in

Section 213(d) of the Code) incurred by the Participant, the

Participant's spouse  or any of the Participant's dependents

(as defined  in Section 152  of the  Code) or  necessary for such persons to obtain medical care, (b) purchase (excluding mortgage payments) of the Participant's principal residence,

(c) payment of  tuition and related educational fees for the

next  12   months  of   post-secondary  education   for  the

Participant,  or   the  Participant's  spouse,  children  or

dependents, (d) the  need to  prevent the  eviction  of  the

Participant from  his principal  residence or foreclosure of the mortgage  on the  Participant's principal  residence, or

(e) other reasons  prescribed by  the  Commissioner  of  the

Internal Revenue  Service in  revenue  rulings,  notices  or other documents of general applicability.

          The Committee  shall direct  the Trustee to pay to

such Participant  all or  such part  of his  interest in the

Trust  Fund  attributable  to  Profit-Sharing  Contributions allocated to  him pursuant to Section 4 as the Committee, in

its  sole   discretion,  deems  necessary  to  satisfy  such

hardship (including  amounts required to pay income taxes or penalties on  such payment),  provided that  the Participant has no other resources that are reasonably available to him.

In no  event, however,  shall such payment exceed the sum of

(i) the Value  of the  Participant's interest  in the  Trust

Fund as  of December 31, 1988 attributable to Profit-Sharing

Contributions  allocated   to  him  pursuant  to  Section 4,

(ii) the Elective  Deferrals (as  defined  in  Section 2(4))

allocated to  him  under  Section 4  since  that  date,  and

(iii) the Value  of the  Participant's interest in the Trust

Fund attributable  to transfers  to  the  Plan  pursuant  to

Section 5(4), reduced,  if applicable,  by prior payments on account of  hardship from  the Value  of his interest in the

Trust Fund  attributable to (a) Profit-Sharing Contributions allocated to him pursuant to Section 4, and (b) transfers to the Plan  pursuant to  Section 5(4).  If the Participant has made a  withdrawal of  part of  the Value of his interest in the Trust  Fund attributable  to his voluntary contributions pursuant to Section 8(8) during the Plan Year, the Committee may also include in the amount to be paid under this Section all or  any part of his remaining interest in the Trust Fund attributable to such voluntary contributions.

          (5)  Designation of a beneficiary shall be made by

the Participant's completing and filing with the Committee a

form approved  by the  Committee.   Such designation  may be

revoked or  changed by  the Participant's  filing  with  the

Committee at  any time prior to his death a form approved by the Committee.  Notwithstanding anything contained herein to the contrary,  the Participant's beneficiary for purposes of distributions which  become payable  in the  event of  death while an  employee, shall be the Participant's spouse unless the spouse consents in writing to the designation of another beneficiary.

          (6)   The right  of  any  person  to  receive  any

payment from  the Trust  Fund becoming  payable to him under

the  provisions   of  the  Plan  shall  not  be  subject  to

alienation or assignment and if such person shall attempt to assign, transfer  or dispose  of such  right, or should such right be  subjected to  attachment, execution,  garnishment,

sequestration or other legal, equitable or other process, it shall ipso facto pass and be transferred to such one or more persons as  may be appointed by the Committee from among the beneficiary, if  any, designated  by  the  Participant  with respect to  whom such  right arises  and the  spouse,  blood relatives or  dependents of  such Participant  and  in  such shares and  proportions as  the Committee  may appoint; pro-

vided, however,  that notwithstanding  any of  the foregoing conditions or  any appointments  so made,  the Committee, in its sole  discretion, may  reappoint such  person to receive any payment  thereafter becoming  due, either in whole or in

part.   Any appointment made by the Committee may be revoked

by it at any time and a further appointment made.

          (7)   If any  person to  whom a benefit is payable

hereunder is  an infant, or if the Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee shall have the  power to  cause the  payments becoming due to such person to be made to another for his benefit without respon-

sibility of  the Committee  or the  Trustee to  see  to  the

application of  such payments.   Payments  made pursuant  to
such power  shall operate  as a  complete discharge  of  the

Trust Fund, the Trustee and the Committee.

          (8)   Each Participant  may elect  to withdraw  in

cash as  of any  valuation date all or any part of the Value of his interest in the Trust Fund attributable to but not in excess of  his voluntary  contributions under Section 5, in-

cluding earnings  thereon determined  as of  such  valuation

date.   Such election  shall be made on a form furnished for

that purpose  by the  Committee, shall  be received  by  the

Committee not  less than five days prior to a valuation date and may not be made more often than once in any Plan Year.

          Upon Total  Disability, a Participant may elect to

withdraw in cash as of any valuation date all or any part of the Value  of his interest in the Trust Fund.  Such election shall be  made on  a form  furnished for that purpose by the

Committee, shall  be received by the Committee not less than five days prior to a valuation date and may not be made more often than once in any Plan Year.

          (9)   Subject to  uniform  and  non-discriminatory

rules to be established by the Committee, the Committee may,

on application from a Participant, provide for a loan to the

Participant in an amount (to be determined as of a valuation date occurring  not more  than 60 days  prior to the date of the loan)  not in excess of 50% of the Value of the Partici-

pant's vested  interest in  the Trust  Fund attributable  to

Profit-Sharing Contributions  allocated to  him pursuant  to

Section 4  and   transfers   to   the   Plan   pursuant   to

Section 5(4).   In addition,  the amount  of any  loan, when

added to the outstanding balance of all other loans from the

Plan, shall not exceed the lesser of (a) $50,000, reduced by the excess  (if any)  of (1) the highest outstanding balance of loans  from the Plan during the one-year period ending on the day  before the  date on  which such  loan is  made over

(2) the outstanding  balance of  loans from  the Plan on the date which  such loan is made, or (b) the greater of $10,000 or  one-half  of  the  Value  of  the  Participant's  vested interest in  the Trust  Fund attributable  to Profit-Sharing

Contributions allocated  to him  pursuant to  Section 4  and

transfers to  the Plan  pursuant to  Section  5(4).    As  a

condition to  the making of such loan, the Participant shall execute and  deliver to  the  Committee  a  promissory  note payable to  the Trustee  in the amount of such loan.  A loan shall be  made from the amount credited to the Participant's

accounts  attributable   to   Profit-Sharing   Contributions

allocated to  him pursuant to Section 4, and notwithstanding the provisions  of  Section 7(4),  a  Participant's  account shall not share in the gain or loss of the Trust Fund to the extent of  the amount  of the  loan.  Loans made pursuant to this Section shall:

          (i)  Be available to all Participants on a reason-

       ably equivalent basis;

           (ii)  Not be made available to highly compensated

       Participants in  a percentage amount greater than the
       percentage   amount    made   available    to   other

       Participants;

           (iii)   Bear a reasonable rate of interest, based

       on the  prime commercial  lending rate of The Bank of

       New York  as publicly  announced to be in effect from

       time  to   time,  as   determined  by  the  Committee

       commensurate  with   the  prevailing   interest  rate

       charged by  persons in  the business of lending money

       for  loans   which  would   be  made   under  similar

       circumstances, which  shall accrue  ratably over  the

       period of the loan;

             (iv)  Be secured by the Participant's pledge of

       50% of his interest in the Trust Fund attributable to

       Profit-Sharing   Contributions   allocated   to   him

       pursuant to  Section 4  and  transfers  to  the  Plan

       pursuant  to   Section 5(4),  and   such   additional

       security as the Committee may require; and

          (v)  Mature not later than ten years from the date

       of execution or earlier upon the prior termination of

       employment of  the Participant  for any  reason.  The

       principal amount  of such  note plus accrued interest

       thereon shall  be deducted  in determining the amount

       payable to  any Participant  under the  provisions of

       Section 8(2).

          All payment of interest on a loan to a Participant

shall be credited to his account.

          In determining  whether to  approve an application

for a  loan, the Committee will take into account only those factors which  would be  considered in  a normal  commercial setting by an entity in the business of making similar types

of loans.   Such factors shall include whether the loan will

be repaid  by payroll deductions or by direct payment by the

Participant.

          If a  Participant defaults  in the  repayment of a

loan, the  outstanding principal amount shall become due and

payable immediately.   If the default continues after appro-

priate efforts  have been  made to  enforce payment  of  the loan, the  Value of the Participant's vested interest in the

Trust Fund  shall be  reduced by  the outstanding  principal amount of the loan.

          (10)(a)   This subsection  (10) applies to distri-

butions made  on or  after January 1, 1993.  Notwithstanding any provision  of  the  Plan  to  the  contrary  that  would otherwise limit  a distributee's  election under  this  sub-

section, a  distributee may  elect, at  the time  and in the manner prescribed  by the  Committee, to have any portion of an  eligible  rollover  distribution  paid  directly  to  an eligible retirement  plan specified  by the distributee in a direct rollover.

          (10)(b)  For purposes of this subsection (10), the

following terms shall have the meanings set forth below:

          (i)   Eligible rollover distribution:  An eligible

       rollover distribution is any distribution of all or any portion of the balance to the credit of the

       distributee,  except   that  an   eligible   rollover

       distribution does not include:  any distribution that

       is one  of a  series of  substantially equal periodic

       payments (not less frequently than annually) made for

       the life  (or life  expectancy) of the distributee or

       the joint  lives (or  joint life expectancies) of the

       distributee and  for distributee's designated benefi-

       ciary, or  for a  specified period  of ten  years  or

       more; any  distribution to  the extent  such  distri-

       bution is  required under  Section 401(a)(9)  of  the

       Code; and the portion of any distribution that is not

       includible in gross income (determined without regard

       to the exclusion for net unrealized appreciation with

       respect to employer securities).

             (ii)   Eligible retirement  plan:   An eligible

       retirement plan  is an  individual retirement account

       described  in   Section  408(a)   of  the   Code,  an

       individual retirement  annuity described  in  Section

       408(b) of  the Code,  an annuity  plan  described  in

       Section 403(a)  of the  Code, or  a  qualified  trust

       described in Section 401(a) of the Code, that accepts

       the  distributee's  eligible  rollover  distribution.

       However,  in   the  case   of  an  eligible  rollover

       distribution to  the surviving  spouse,  an  eligible

       retirement plan  is an  individual retirement account

       or individual retirement annuity.

           (iii)   Distributee:   A  distributee includes an

       Employee  or  former  Employee.    In  addition,  the

       Employee's or  former Employee's surviving spouse and

       the Employee's  or former Employee's spouse or former

       spouse who  is the  alternate payee under a qualified

       domestic  relations  order,  as  defined  in  Section

       414(p) of  the Code,  are distributees with regard to

       the interest of the spouse or former spouse.

             (iv)   Direct rollover:  A direct rollover is a

       payment by  the Plan  to the eligible retirement plan

       specified by the distributee.


SECTION 9.  Administration.

          (1)  The Plan shall be administered by a Committee

which shall consist of at least three members, appointed by,

and to serve at the pleasure of, the Chief Executive Officer of the Company.

          (2)   Any person  appointed by the Chief Executive

Officer as  a member  of the  Committee  shall  signify  his acceptance by filing a written acceptance with the Secretary of the Committee.  Any member of the Committee may resign by delivering his  written resignation  to the  Chief Executive

Officer and  to the  Secretary of  the Committee,  and  such resignation shall  become effective at delivery or any later

date specified  therein.   No member of the Committee, other

than a  member who  is not  an Employee,  shall receive  any compensation for his services as such.

          (3)  The Committee shall have all powers necessary

to discharge  the duties  imposed on  it by  the Plan or the

Trust  Indenture   including,  but   without  limiting   the

generality of  the foregoing,  the power  to  determine  all questions of  eligibility and  of the  status and  rights of

Participants and others hereunder, to interpret and construe the Plan,  to correct errors, resolve ambiguities and remedy inconsistencies or omissions in the Plan and, in general, to decide any  dispute arising  hereunder.  All determinations,

interpretations and decisions of the Committee in respect of any matter  hereunder shall  be conclusive  and binding upon all persons affected thereby.

          (4)   The Committee,  or its  Chairman, subject to

approval by  the Committee, may appoint a Standing Committee of at  least three  members who  need not  be members of the

Committee, and shall delegate to the Standing Committee such

of its  own duties  as  it  may  determine.    The  Standing

Committee,  if   appointed,  shall  be  required  to  report

periodically, but  not less frequently than annually, to the

Committee.

          (5)   The Committee  shall maintain accounts which

shall accurately reflect from time to time the amount of the interest of  each Participant  in the  Trust Fund  resulting from the Contributing Company contributions allocated to him

and his  voluntary contributions,  if any.   It  shall adopt

general rules  with  respect  to  the  maintenance  of  such accounts and the method of valuation of the property con-stituting the Trust Fund and the interest of the Partici-

pants therein,  and shall transmit at least annually to each

Participant a  statement of such account, including a valua-

tion at fair market value.

          (6)   The Committee  shall hold meetings upon such

notice, at such places, and at times as it may determine.  A majority of  the members of the Committee shall constitute a quorum for  the transaction of business.  All resolutions or other action  taken by  the Committee  may be made either by the vote of a majority of those present at a meeting or in a document signed  by all  the members  at the  time in office without a meeting.

          (7)  The members of the Committee shall elect from

their number  a Chairman, shall appoint a Secretary who may,

but need  not, be  one of  the members of the Committee, may appoint from  their number  such committees with such powers as they  shall determine, may authorize one or more of their number or  any agent to execute or deliver any instrument in their behalf,  and may  employ counsel  and agents  and such clerical services  as they  may require  in carrying out the provisions of  the Plan.  Subject to the limitations hereof,

the Committee  shall from  time to  time establish rules for the administration  of the  Plan and  the transaction of its business.

          (8)   The Company will indemnify and hold harmless

each member  of the Committee, and the Standing Committee if appointed, against any cost, expense or liability, including his attorneys' fees and any sum paid in settlement of any claim with  the approval  of the Company, arising out of any act or  omission to  act as  a member  of the  Committee  or

Standing Committee, except for his own willful misconduct or lack of good faith.

          (9)  The Company shall have the right on behalf of

all persons  at any  time having  any interest  in the Trust

Fund  to   settle  the  accounts  of  the  Trustee  and  the

Committee, and to approve any action taken or omitted by the

Committee or  any member  thereof.  Approval of the accounts of the  Trustee shall  be deemed approval of all acts of the

Committee reflected therein.

          (10)   The Committee  shall establish and maintain

reasonable claims  procedures for each type of benefit under the Plan  in accordance  with the Act and Regulations there-

under.   These procedures shall advise Participants, benefi-

ciaries and  spouses of  the method of applying for benefits and include  procedures for  review of  any benefit calcula-

tion; for  written notice to a claimant in the event a claim is denied  in whole  or in  part; and for review by the Com-

mittee of claims denied in whole or in part.


SECTION 10.  Amendment and Discontinuance.

          (1)   The Plan may be modified or amended in whole

or in  part by  action of  the Board  of  Directors  of  the

Company at  any time,  and retroactively if deemed advisable by that Board to conform the Plan to conditions which must be met to qualify the Plan or the Trust Indenture for tax benefits; provided,  however, that  no such  modification or amendment shall  make it  possible for any part of the Trust

Fund to  be used  for purposes  other than for the exclusive benefit of  Participants or  their beneficiaries and persons entitled to benefits under any Prior Plan.

          (2)   Although it  is the intention of the Company

to continue  the Plan  and of  each Contributing  Company to make contributions  thereto regularly each year, none of the

Contributing Companies assumes any contractual obligation to

do so.   Each  Contributing Company  reserves the  right  to

discontinue its contributions under the Plan and the Company reserves the  right to  discontinue its  contributions under the Plan  or to  terminate the Plan at any time by action of

its Board  of Directors.   Any Contributing Company may dis-

continue further  contributions by it under the Plan without discontinuing the  Plan as to contributions theretofore made by it  or as to contributions made by any other Contributing

Company.  If the Plan is terminated, partially terminated or contributions are  completely discontinued,  the interest of each Participant in the Trust Fund accrued up to the date of such termination  or  discontinuance  shall  become  nonfor-

feitable and  shall be  paid at  the time  and in the manner provided in Section 8 hereof.

          (3)   In the  case of  any merger or consolidation

with, or  transfer of  Plan assets  or liabilities  to,  any other plan, each Participant shall have an account balance in the resulting successor or transferee plan determined as if such  plan had terminated immediately after such transac-

tion that  shall be  equal to  or greater  than the  account balance he  would have  been entitled to receive immediately before such  transaction under the plan in which he was then a participant if such plan had then terminated.

          Pursuant to  the Purchase and Assumption Agreement

referred to in Section 1(8), the account balances of certain employees of  Barclays and  BBNY in  the Barclays  Bank  PLC

Thrift Savings  Plan (the "Barclays Savings Plan"), together with assets  equal thereto,  are to  be transferred  to this

Plan.   The interest  in the  Trust Fund of each Participant

whose account  balance is  transferred to this Plan from the

Barclays Savings  Plan shall include the amount transferred,

which shall  be invested in the Funds provided under Section

7(4) in  accordance with  the election  of  the  Participant

which is  made prior  to such  transfer.   If such  transfer

included a  loan to  a Participant from the Barclays Savings

Plan, the  repayment of  such loan  shall be governed by the provisions of  the Barclays  Savings Plan,  which are hereby incorporated by reference.


SECTION 11.  Miscellaneous.

          (1)  Nothing contained in the Plan shall be deemed

to give any Participant or Employee the right to be retained in the  service of  any Contributing  Company nor  shall  it interfere with the right of any Contributing Company to discharge or otherwise deal with him without regard to the existence of the Plan.

          (2)   All benefits payable under the Plan shall be

paid or  provided for solely from the Trust Fund and neither the Contributing  Companies nor  the  Committee  assume  any

liability or  responsibility therefor.    Each  Contributing

Company shall pay its respective share, as determined by the

Committee, of  all expenses and charges (other than taxes in respect of the Trust Fund or the income thereof) incurred in the administration of the Plan and the Trust Fund.

          (3)  All questions pertaining to the construction,

regulation, validity  and effect  of the  provisions of  the

Plan shall  be determined in accordance with the laws of New

York, except to the extent not superseded by Titles I and IV of the Act.

          (4)   The Plan shall become effective for the Com-

pany at  the  time  set  by  resolutions  of  the  Board  of

Directors of  the Company.   The Plan shall become effective

for each  Subsidiary at  the time  set by resolutions of its

Board  of   Directors  and   when   approval   pursuant   to

Section 1(7) of  the Plan is given by the Board of Directors of the Company.  When the Plan becomes effective it shall be deemed to have become effective for all purposes retroactive to January 1, 1972.  If the date of effectiveness shall come after January 1,  1972, any individual who would have become

a  member   or  participant   under  a  Prior  Plan  between

January 1, 1972 and the date of effectiveness but would not be eligible to be a Participant in this Plan shall become so eligible.


SECTION 12.  Top-Heavy Provisions.

          (1)   Top-Heavy Rules.   With  respect to any Plan

Year in which the Plan is a Top-Heavy Plan the special rules regarding Contributing Company contributions and the limita-

tion on  Compensation as  described  under  this  Section 12 shall apply,  notwithstanding any  provision of  the Plan to the contrary.

          (2)   Minimum Contributing  Company Contributions.

Each Contributing  Company  shall  make  a  contribution  in accordance with the terms of Section 3(1) so that the amount allocated under  Section 4(1) for any Participant who is not a Key Employee is at least equal to 5% of such Participant's compensation (within  the  meaning  of  Section 415  of  the

Code).

          In addition,  a Participant  may elect pursuant to

the terms  of Section 2(2) not to become a Participant as to one-half of  the amount  allocated to him under Section 4(1)

for the Plan Year only to the extent that such account under

Section 4(1) is  an amount  equal to  less than  5% of  such

Participant's compensation.

          (3)  Top-Heavy Plan.  The Plan shall be treated as

a Top-Heavy  Plan  with  respect  to  a  Plan  Year  if  the aggregation group  consisting of the Plan and the Retirement

Plan of  The Bank  of New  York Company,  Inc.  ("Retirement

Plan") is a Top-Heavy Group.

          (4)   Top-Heavy Group.  The aggregation group con-

sisting of the Plan and the Retirement Plan shall be treated as a  Top-Heavy Group  with respect to a Plan Year if, as of the Determination  Date, the sum of (i) the present value of the cumulative  accrued benefits  for Key  Employees who are

Members under  the Retirement Plan and (ii) the aggregate of the accounts of Key Employees who are Participants under the

Plan exceeds 60% of a similar sum for all Participants under the Plan and all Members under the Retirement Plan.

          (5)  Definitions.

          (a)   "Determination Date" means for any Plan Year

       the last day of the preceding Plan Year.

          (b)   "Key Employee" means an Employee who, at any

       time during the Plan Year ending on the Determination

       Date or  any of the preceding four Plan Years, (i) is

       (or was)  one of  the 50 officers of the Contributing

       Company having  the highest  annual  compensation  in

       excess of  $45,000, (ii) owns  (or owned)  one of the

       ten largest  interests in  the Company and has annual

       compensation from a Contributing Company in excess of

       $45,000, (iii) owns  (or owned)  more than  5% of the

       Company's Common  Stock, or (iv) owns (or owned) more

       than 1%  of the Company's Common Stock and has annual

       compensation from a Contributing Company in excess of

       $150,000.